                                                                    Exhibit 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                 (SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

Pursuant to, and solely for purposes of, 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002), each of the undersigned hereby certifies in the capacity and on the date indicated below that:

1. The Annual Report of the Monro Muffler Brake, Inc. Profit Sharing Plan on Form 11-K for the period ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Monro Muffler Brake, Inc. Profit Sharing Plan.


/s/ Robert G. Gross                         Dated:  September 26, 2003
--------------------------------
Robert G. Gross
Chief Executive Officer


/s/ Catherine D'Amico                       Dated:  September 26, 2003
--------------------------------
Catherine D'Amico
Chief Financial Officer


















                                      -15-